Exhibit 99.4

CONSOLIDATED FINANCIAL STATEMENTS

CC3 Acquisition, LLC

As of December 31, 2012 and 2011 and for the Year Ended

December 31, 2012 and for the Period from January 10, 2011

(Date of Recapitalization) to December 31, 2011

With Report of Independent Auditors

CC3 ACQUISITION, LLC

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM JANUARY 10, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Members’ Equity	4

Consolidated Statements of Cash Flows	5-6

Notes to Consolidated Financial Statements	7-15

Report of Independent Auditors

To the Members of

CC3 Acquisition, LLC:

We have audited the accompanying consolidated financial statements of CC3 Acquisition, LLC (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2012 and for the period from January 10, 2011(date of recapitalization) to December 31, 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CC3 Acquisition, LLC at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the year ended December 31, 2012 and for the period from January 10, 2011 (date of recapitalization) to December 31, 2011 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

McLean, Virginia

March 15, 2013

CC3 ACQUISITION, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$68,262,391	$67,722,706
Building and building improvements	548,934,910	547,147,143
Furniture, fixtures, and equipment	18,394,875	14,416,746
Construction in progress	670,660	4,827,379

	636,262,836	634,113,974
Less accumulated depreciation	(42,647,192)	(19,566,053)

Property and equipment — net	593,615,644	614,547,921
CASH AND CASH EQUIVALENTS	11,608,102	9,663,977
RESTRICTED CASH	7,574,763	7,810,301
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $225,273 and $290,150 for 2012 and 2011, respectively	1,263,494	1,637,637
RENT AND WORKING CAPITAL RECEIVABLE FROM AFFILIATES	221,212	618,932
PREPAID EXPENSES AND OTHER ASSETS	1,458,374	1,507,251
DEFERRED RENT RECEIVABLE	2,298,285	1,421,333
DEFERRED FINANCING COSTS — Net of accumulated amortization of $5,445,873 and $2,722,932 for 2012 and 2011, respectively	2,949,853	5,672,794
DEFERRED TAX ASSET	911,418	424,328
RESIDENT LEASE INTANGIBLE—Net of accumulated amortization of $3,948,458 and $3,852,931 for 2012 and 2011, respectively	—	95,527
BELOW MARKET LEASE INTANGIBLE—Net of accumulated amortization of $167,946 and $83,973 for 2012 and 2011, respectively	2,932,054	3,016,027

TOTAL	$624,833,199	$646,416,028

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable	$434,940,000	$434,940,000
Accrued interest	2,123,345	2,123,317
Accounts payable and accrued expenses	6,814,708	7,620,771
Income taxes payable	—	362,638
Payable to affiliates — net	397,232	1,203,983
Payable to Sunrise Third partners (Note1)	152,535	152,435
Reserve funds due to affiliates	—	130,970
Deferred rent liability	675,206	339,975
Deferred revenue	5,901,050	5,335,150
Security and reservation deposits	64,500	79,250
Above market lease intangible—Net of accumulated amortization of $11,278 and $5,485 for 2012 and 2011, respectively	488,722	494,515

Total liabilities	451,557,298	452,783,004
MEMBERS’ EQUITY	173,275,901	193,633,024

TOTAL	$624,833,199	$646,416,028

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM

JANUARY 10, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
OPERATING REVENUE:
Resident fees	$120,355,224	$110,858,853
Lease income from affiliate	17,658,881	16,619,854
Other income	724,262	1,015,247

Total operating revenue	138,738,367	128,493,954

OPERATING EXPENSES:
Labor	51,288,650	47,713,155
Depreciation and amortization	23,283,368	23,418,984
Management fees to affiliate	6,037,331	5,582,569
General and administrative	6,022,363	6,066,192
Taxes and license fees	5,915,026	5,600,192
Insurance	4,300,584	3,548,808
Food	4,053,744	3,783,493
Utilities	3,429,139	3,415,787
Repairs and maintenance	3,308,943	4,000,890
Advertising and marketing	1,835,162	1,708,065
Ancillary expenses	1,276,128	1,086,973
Ground lease expense	845,807	839,850
Bad debt	332,865	222,712
Transaction costs	—	9,234,723

Total operating expenses	111,929,110	116,222,393

INCOME FROM OPERATIONS	26,809,257	12,271,561

OTHER EXPENSES (INCOME):
Interest expense	32,615,458	31,728,084
Income tax (income) expense	(248,794)	471,914
Interest income	(766)	(3,874)
Other income	(30,876)	—

Total other expenses	32,335,022	32,196,124

NET LOSS	$(5,525,765)	$(19,924,563)

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM

JANUARY 10, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

	CNL Income Senior Holding, LLC	Sunrise Senior Living Investments, Inc.	Total
MEMBERS’ EQUITY — January 10, 2011 (Date of Recapitalization)	$—	$—	$—
Contributions	134,865,252	89,910,168	224,775,420
Distributions	(11,217,833)	—	(11,217,833)
Net loss	(11,954,738)	(7,969,825)	(19,924,563)

MEMBERS’ EQUITY — December 31, 2011	111,692,681	81,940,343	193,633,024
Contributions	1,863,880	1,242,587	3,106,467
Distributions	(15,665,426)	(2,272,399)	(17,937,825)
Net loss	(3,315,459)	(2,210,306)	(5,525,765)

MEMBERS’ EQUITY — December 31, 2012	$94,575,676	$78,700,225	$173,275,901

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM

JANUARY 10, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,525,765)	$(19,924,563)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	23,187,841	19,566,053
Gain on sale of assets	(30,876)	—
Provision for bad debts	332,865	222,712
Deferred rent receivable	(876,952)	(1,421,333)
Amortization of financing costs	2,722,941	2,722,932
Deferred tax	(487,090)	199,371
Amortization of resident lease intangible	95,527	3,852,931
Amortization of net below market lease intangible	78,180	78,488
Deferred rent liability	335,231	339,975
Changes in operating assets and liabilities:
Accounts receivable	41,278	(456,679)
Rent and working capital receivable from affiliates	397,720	(1,546,241)
Prepaid expenses and other assets	48,877	(685,879)
Accounts payable and accrued expenses	(174,843)	1,310,729
Income taxes payable	(362,638)	362,638
Accrued interest	28	1,118,941
Payable to affiliates — net	(806,751)	1,000,910
Reserve funds due to affiliates	(130,970)	130,970
Deferred revenue	565,900	1,217,574
Security and reservation deposits	(14,750)	(32,750)

Net cash provided by operating activities	19,395,753	8,056,779

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Sunrise Third, net of cash acquired	—	(545,618,396)
Payable to Sunrise Third partners	—	(221,944)
Restricted cash	235,538	(3,879,639)
Purchases of property and equipment	(2,947,195)	(8,775,108)
Proceeds from sale of assets	91,387	—

Net cash used in investing activities	(2,620,270)	(558,495,087)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	435,000,000
Payment on notes payable	—	(60,000)
Financing costs paid	—	(8,395,726)
Contributions	3,106,467	144,775,844
Distributions	(17,937,825)	(11,217,833)

Net cash (used in) provided by financing activities	(14,831,358)	560,102,285

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,944,125	9,663,977
CASH AND CASH EQUIVALENTS — Beginning of year	9,663,977	—

CASH AND CASH EQUIVALENTS — End of year	$11,608,102	$9,663,977

(Continued)            (Continued)

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM

JANUARY 10, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

	2012	2011
SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
SSLII’s contribution of equity in Sunrise Third	$—	$79,999,576

Accrued capital expenditures	$162,576	$793,696

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$29,890,165	$26,881,834

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEAR ENDED DECEMBER 31, 2012 AND FOR THE PERIOD FROM JANUARY 10, 2011 (DATE OF RECAPITALIZATION) TO DECEMBER 31, 2011

1.	ORGANIZATION

CC3 Acquisition, LLC (the “Company”) was formed on November 5, 2010 under the laws of the state of Delaware as a limited liability company. The Company was organized to acquire 100% of the membership interests in Sunrise Third Senior Living Holdings, LLC (“Sunrise Third”) which owned and operated 29 assisted living facilities (collectively, the “Facilities”). At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI” or “Sunrise”). On January 10, 2011, the Company acquired 100% of the membership interests in Sunrise Third and in conjunction with the transaction, CNL Income Senior Holding, LLC (“CNL”) contributed $134,865,252 and was admitted as a member of the Company. SSLII contributed cash of $9,910,592 in conjunction with the transaction along with its interest in Sunrise Third valued at fair value of approximately $79,999,576 (the “2011 Recapitalization”). The limited liability agreement (“LLC Agreement”) was amended and the capital accounts were adjusted to reflect the new ownership structure with CNL as the managing member owning 60% and SSLII owning 40%. The Company shall continue in full force and effect until January 10, 2041 unless sooner terminated under the terms of the LLC Agreement.

In conjunction with the 2011 Recapitalization, the Company obtained new debt of $435,000,000 as further described in Note 5.

Total consideration paid for Sunrise Third, including interests contributed, was $630,625,410 (excluding transaction costs). At the 2011 Recapitalization date, $374,379 was payable to the Sunrise Third partners for earnings prior to the 2011 Recapitalization. At December 31, 2012, $152,535 of the payable was still outstanding.

The LLC Agreement, effective January 10, 2011, details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flow from operations and capital proceeds is to be distributed according to the priorities as specified in the agreements. Any member can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any Facility or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member at the time of the request. Net income (loss) is allocated to the members in proportion to their relative percentage interests.

Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CNL’s ownership interest in the Company upon the expiration of the second Company Year per the LLC Agreement. If Sunrise exercises the purchase option at any time prior to the fourth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 13% internal rate of return on the CNL total capital contributions, after taking into account all amounts previously distributed to CNL. If Sunrise exercises the purchase option at any time on or after the fourth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 14% internal rate of return on the CNL total capital contributions.

Effective January 10, 2011 and as of December 31, 2012, the Company owns the following 29 Facilities:

Operator Entity	Location	Date Opened
Sunrise Village House, LLC	Montgomery Village, Maryland	May 1993
Sunrise Weston Assisted Living, LP	Weston, Massachusetts	December 1997
Sunrise Flossmoor Assisted Living, LLC	Flossmoor, Illinois	November 1999
Sunrise Gahanna Assisted Living, LLC	Gahanna, Ohio	March 1998
Sunrise Third Tustin, SL, LP	Tustin, California	September 2000
Sunrise Third Edgewater SL, LLC	Edgewater, New Jersey	October 2000
Sunrise Third Alta Loma SL, LP	Alta Loma, California	January 2001
Sunrise Chesterfield Assisted Living, LLC	Chesterfield, Missouri	October 2000
Sunrise Third Claremont SL, LP	Claremont, California	December 2000
Sunrise Third Holbrook SL, LLC	Holbrook, New York	June 2001
Sunrise Third Crystal Lake SL, LLC	Crystal Lake, Illinois	February 2001
Sunrise Third Gurnee SL, LLC	Gurnee, Illinois	May 2002
Sunrise Third West Bloomfield SL, LLC	West Bloomfield, Michigan	August 2000
Sunrise Third University Park SL, LLC	Colorado Springs, Colorado	February 2001
East Meadow A.L., LLC	East Meadow, New York	March 2002
Sunrise Third East Setauket SL, LLC	East Setauket, New York	June 2002
Sunrise North Naperville Assisted Living, LLC	Naperville, Illinois	June 2002
Sunrise Third Schaumburg SL, LLC	Schaumburg, Illinois	September 2001
Sunrise Third Roseville SL, LLC	Roseville, Minnesota	December 2001
Sunrise Third Lincroft SL, LLC	Lincroft, New Jersey	December 2001
Sunrise Third Plainview SL, LLC	Plainview, New York	January 2002
White Oak Assisted Living, LLC	Silver Spring, Maryland	March 2002
Canoga Park Assisted Living, LLC	West Hills, California	June 2002
Sunrise Basking Ridge Assisted Living, LLC	Basking Ridge, New Jersey	September 2002
Sunrise Third Dix Hills SL, LLC	Dix Hills, New York	March 2003
Sunrise Marlboro Assisted Living, LLC	Marlboro, New Jersey	January 2002
Sunrise Belmont Assisted Living, LLC	Belmont, California	October 2002
Sunrise Third West Babylon SL, LLC	West Babylon, New York	January 2003
Sunrise Kennebunk ME Senior Living, LLC	Kennebunk, Maine	December 2005

The Company owns and operates the 23 Facilities that are not located in the State of New York (“Non-NY Facilities”) to provide senior living services. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Non-NY Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The Company owns and leases the six Facilities located in the State of New York (“NY Facilities”) to Sunrise NY Tenant, LLC (“SRZ Tenant”), a wholly owned subsidiary of SSLI as further described in Note 9. SRZ Tenant has site control and cash surplus agreements with six limited liability companies (the “GWCs”) to operate the NY Facilities. The GWCs are ultimately controlled by SSLI with 2 of the 3 voting interests held by employees of Sunrise Senior Living Management, Inc. (“SSLMI”), a wholly owned subsidiary of SSLI.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire SSLMI for approximately $130,000,000 with HCN investing approximately $26,000,000 for a 20% ownership interest. The Company has management agreements with SSLMI to manage the Facilities (see Note 4).

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Company. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The accompanying consolidated financial statements include the consolidated accounts of the Company after elimination of all significant intercompany accounts and transactions. The Company has reviewed subsequent events through March 15, 2013, the date the consolidated financial statements were issued, for inclusion in these consolidated financial statements.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the allocation of the purchase price of the Facilities, the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment were recorded at their fair value as of the date of acquisition. All subsequent additions were recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Land improvements	15 years
Building and improvements	10-40 years
Furniture, fixtures, and equipment	3-10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charge was recorded in 2012 or 2011.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — Restricted cash balances represent amounts set aside for debt service charges, real estate taxes, insurance, ground rent, and capital expenditures as required by the loan and management agreements. In addition, the loan agreement, as further described in Note 5, provides for a cash management account to be controlled by the lender. All cash received from residents is deposited into this account, and amounts are reserved to pay the monthly interest amounts due to the lender and to fund the various escrow accounts. Excess cash amounts are then transferred to an operating cash account controlled by the Company.

The Company funds amounts on a monthly basis into a capital expenditures reserve account held by the lender. The amounts funded are for all 29 Facilities, and the lender maintains the escrow for all 29 Facilities in one account. This escrow amount is included in the restricted cash balance. The GWCs have reimbursed the Company for amounts related to the NY Facilities, and the Company reported a liability to the GWCs for the escrow funds it was holding for them as of December 31, 2011. This liability is reported as reserve funds due to affiliates in the accompanying consolidated balance sheets.

In 2012, the decision was made to consider capital expenditures reserve amounts reimbursed by the GWCs as lease expense to the GWCs and lease income from affiliate to the Company. The Company reported $449,000 in lease income from affiliate in 2012 for amounts reimbursed by the GWCs in 2011 and 2012. As a result of this change, no liability was reported in reserve funds due to affiliates in the accompanying consolidated balance sheets as of December 31, 2012.

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense for the years ended December 31, 2012 and 2011 was $2,722,941 and $2,722,932, respectively.

Resident Lease Intangible — Resident lease intangible includes the fair value assigned of the in-place resident leases at the Facilities acquired. The asset is being amortized using the straight-line method over a period of one year, based on management’s estimate of the average resident’s length of stay. Amortization expense for the years ended December 31, 2012 and 2011 was $95,527 and $3,852,931 respectively.

Above and Below Market Lease Intangibles — Above and below market lease intangible includes the fair value assigned to the land leases the Company assumed for the Facilities in Lincroft, New Jersey and East Meadow, New York as further described in Note 8. The above and below market lease intangibles are being amortized as a decrease and an increase to ground lease expense using the straight-line method over the remaining non-cancelable term of the lease for the Lincroft Facility and over the remaining non-cancelable term of the lease plus expected renewal period for the East Meadow Facility. Amortization expense for the years ended December 31, 2012 and 2011 was $78,180 and $78,488 respectively. Amortization expense for each of the next five years will be $78,334.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Lease income is recognized on a straight-line basis over the non-cancelable term of the lease.

Income Taxes — The Company wholly owns CC3 Acquisition TRS Corporation (the “TRS”), a taxable REIT subsidiary as defined in Section 856 of the Internal Revenue Code, which is subject to federal and state income taxes. The Company has a provision for federal income taxes related to the TRS.

In 2011, the Company was subject to modified gross receipts taxes in Michigan, where one of the Facilities is located. The Financial Accounting Standards Board (“FASB”) has determined that the modified gross receipts tax in Michigan should be treated as an income tax for financial statement purposes. As of January 1, 2012, Michigan imposed a corporate income tax (“CIT”) that replaced the Michigan Business Tax (“MBT”) and all income or loss generated within Michigan flow through to the Members. These federal and state taxes are expensed as incurred and are included in income tax expense in the accompanying consolidated financial statements.

ASC 740-10-25, Income Taxes, Overall Recognition describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities’ have full knowledge of the position and all relevant facts, but without considering time values. The Company adheres to the provisions of this statement. The Company has no uncertain tax positions that require accrual as of December 31, 2012 and 2011.

Fair Value Measurements — Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2012 and 2011, the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

Reclassifications — Certain amounts in the prior year’s financial statements have been reclassified to conform to the current year presentation. Transaction costs for 2011 were reclassified from Other Expenses (Income) to Operating Expenses in the accompanying consolidated statement of operations. Above/below market lease intangible for 2011 was presented as a net amount in the assets section and is now presented separately in the respective asset and liabilities section of the accompanying consolidated balance sheets.

3.	ACQUISITION OF SUNRISE THIRD

The Company accounted for the acquisition of Sunrise Third as a business combination which requires the assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs were expensed as incurred. The acquisition was funded through the initial capitalization of the Company which consisted of debt of $435,000,000, contribution of cash by CNL of $134,865,252, and contribution of cash and existing equity interest in Sunrise Third by SSLII of $89,910,168.

The following table summarizes the recording, at fair value, of the assets and liabilities as of the date of acquisition, January 10, 2011:

Land and land improvements	$67,135,946
Building and building improvements	545,840,515
Furniture, fixtures, and equipment	11,568,709
Resident lease intangible	3,948,458
Above and below market lease intangible	2,600,000
Other assets	10,805,257
Other liabilities	(10,899,096)
Payable to Sunrise Third partners	(374,379)

630,625,410
SSLII’s contribution of equity in Sunrise Third	(79,999,576)

Total consideration, excluding transaction costs	550,625,834
Transaction costs	9,234,723

Total consideration	$559,860,557

Total consideration, excluding transaction costs	$550,625,834
Cash acquired	(5,007,438)

Total cash consideration	$545,618,396

The estimated fair value of the real estate assets at acquisition was $624,545,170. To determine the fair value of the real estate, the Company examined various data points including (i) transactions with similar assets in similar markets (Level 3) and (ii) independent appraisals of the acquired assets (Level 3). As of the acquisition date, the fair value of the working capital approximated its carrying value.

The resident lease intangible of $3,948,458 represents opportunity costs associated with lost rentals. Based on management’s historical experience, the Company determined one month’s operating revenues less operating expenses approximated the value of these opportunity costs (Level 3).

The above/below market lease intangible of $2,600,000 represents the amount by which the land leases assumed by the Company for the Facilities in Lincroft, New Jersey and East Meadow, New York are unfavorable in the case of Lincroft or favorable in the case of East Meadow compared with the pricing of current market transactions with the same or similar terms. The above/below market cash flow of the leases is determined by comparing the projected cash flows of the leases in place to projected cash flows of comparable market-rate leases (Level 3).

4.	TRANSACTIONS WITH AFFILIATES

The Company has lease agreements with SRZ Tenant for the use of the NY Facilities, as further discussed in Note 9.

On January 10, 2011, the Company entered into management agreements with SSLMI to manage each of the Non-NY Facilities. The agreements have terms of 30 years and expire in 2041. The agreements provide for management fees to be paid monthly for 5% of the Facilities’ gross revenues for the first 7 years and 6% of gross revenues for the remainder of the term. The agreements also provide for SSLMI to earn an incentive management fee commencing January 2017 provided certain thresholds, as described in the pooling agreement, are met. Total management fees incurred were $6,037,331 and $5,582,569 in 2012 and 2011, respectively.

The agreements also provide for reimbursement to SSLMI of all direct costs of operations. Payments to SSLMI for direct operating expenses were $75,530,356 and $68,319,879 in 2012 and 2011, respectively

The Company obtains worker’s compensation, professional and general liability, and automobile coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $4,208,423 and $2,902,388 in 2012 and 2011, respectively.

The Company had a net payable to SSLMI of $397,232 and $1,203,983 as of December 31, 2012 and 2011, respectively. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate, and therefore, the amounts have been presented as payable to affiliates – net in the accompanying consolidated financial statements. The amounts are non-interest-bearing and due on demand.

5.	NOTES PAYABLE

On January 10, 2011, the Company entered into a loan agreement to obtain new debt totaling $435,000,000 to finance the acquisition of the 29 Facilities. The loan agreement originally provided for a loan in the amount of $325,000,000 and three mezzanine loans totaling $110,000,000. The loans are secured by the Facilities and are subject to prepayment penalties if paid prior to August 2013. Payments required on the loan are guaranteed by SSLI and CNL Income Partners, LP, an affiliate of CNL. The loan agreement provides for an initial fixed interest rate of 6.76% and requires monthly interest-only payments until maturity in February 2014.

In March 2011, the loan agreement was amended to provide for the loan amount to be subdivided into five components with an aggregate interest rate of 6.11%. The amendments also changed the allocation of amounts financed under the three mezzanine loans and provided for varying interest rates for these loans. The weighted average of the interest rates for all loans remained at 6.76%.

A summary of loan terms and balances as of December 31, 2012 and 2011 is as follows:

	Interest	Loan Balances as of
Loan Tranche	Rate	December 31, 2012 and 2011
Loan	6.11%	$324,940,000
Mezzanine A Loan	8.00%	40,000,000
Mezzanine B Loan	8.50%	45,000,000
Mezzanine C Loan	10.15%	25,000,000

Total	6.76%	$434,940,000

The Company is subject to non-financial covenants under the loan agreement. As of December 31, 2012, the Company was in compliance with all covenants.

The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The estimated fair value of the Company’s notes payable was approximately $446,089,265 and $452,450,000 as of December 31, 2012 and 2011, respectively.

6.	INCOME TAXES

The Company, as an LLC, has elected to be treated as a partnership for federal income tax purposes. An LLC is a flow through entity, and therefore the income or loss generated is recognized by the members rather than the Company. Deferred income taxes reflect the net tax effect of temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amount recognized for income tax purposes.

The Company wholly owns a taxable REIT subsidiary. The TRS was formed on November 5, 2010 under the laws of the state of Delaware. The first year the TRS was subject to taxation was 2011. For the year ended December 31, 2012 the TRS had a deferred provision for income taxes of ($487,108) and a current provision of $237,700 for total tax benefit of $248,794. For the period ended December 31, 2011, the TRS had a deferred provision for income taxes of $199,371 and a current provision of $362,638 for total tax expense of $562,009. Items in the TRS contributing to temporary differences that lead to deferred taxes include deferred revenue, accrued insurance reserves, and the allowance for doubtful accounts.

No income tax was recorded for the non-TRS entities. The net tax benefit of $248,794 is reflected in income tax (income) expense in the accompanying consolidated statement of operations.

The Company had a deferred tax asset at December 31, 2012 and 2011 respectively of $911,418 and $424,328. All available sources of positive and negative evidence were evaluated to determine if there should be a valuation allowance on the Company’s deferred tax asset. The Company determined that no valuation allowance on the deferred tax asset was necessary as the TRS is generating net income.

7.	CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

8.	COMMITMENTS

In conjunction with the 2011 Recapitalization, the Company assumed three lease agreements from Sunrise Third. Two of the lease agreements relate to the land associated with the Facilities in Lincroft, New Jersey and East Meadow, New York. The Lincroft lease has a remaining term at December 31, 2012 of approximately 87 years. The base rent escalates 20% every five years. The East Meadow lease has a remaining term at December 31, 2012 of approximately 15 years with five 10-year and one 14-year extension options. The base rent escalates by amounts defined in the lease agreement in March 2011 and March 2016. Lease expense for Lincroft and East Meadow is recognized on a straight-line basis over the remaining non-cancelable term of the lease for the Lincroft Facility and over the remaining non-cancelable term of the lease plus expected renewal terms of the lease for the East Meadow Facility. The deferred rent liability is computed as the cumulative difference between expenses accrued on a straight-line basis and contractually due payments.

The third lease that the Company assumed relates to the land associated with the Facility in Belmont, California. In conjunction with the 2011 Recapitalization, the Belmont lease was amended resulting in an increase to the monthly rental payment. The Belmont lease has a remaining term at December 31, 2012 of approximately 36 years with two 10-year extensions. The base rent escalates every five years by the accumulated CPI increase with a maximum increase of 4% per year, and every 15 years there is a fair market value increase with a maximum increase of 15% of the prior-year rent, as defined in the agreement.

Future minimum lease payments, including payments under expected lease renewal terms, as of December 31, 2012 are as follows:

2013	$432,396
2014	432,396
2015	436,044
2016	451,678
2017	453,345
Thereafter	45,333,262

Total	$47,539,121

At the acquisition date, the Company determined the fair value of the land lease for the East Meadow Facility was below market compared with the pricing of current market transactions with similar terms by $3,100,000, and that the fair value of the land lease for the Lincroft Facility was above market by $500,000, resulting in a net below market lease intangible of $2,600,000. The net below market lease intangible is being amortized as an increase to ground lease expense over the remaining non-cancelable term of the lease for the Lincroft Facility and over the remaining non-cancelable term of the lease plus expected renewal terms of the lease for the East Meadow Facility.

Future amortization to be recognized on the above and below market lease intangible as of December 31, 2012 is as follows:

	Above Market Lease	Below Market Lease
	Intangible	Intangible
2013	$(5,639)	$83,973
2014	(5,639)	83,973
2015	(5,639)	83,973
2016	(5,639)	83,973
2017	(5,639)	83,973
Thereafter	(460,527)	2,512,189

Total	$(488,722)	$2,932,054

9.	LEASES

On January 10, 2011, the Company, as lessor, entered into non-cancelable lease agreements with SRZ Tenant for the use of the NY Facilities. The leases expire in January 2016. The lease agreements provide for minimum rent and additional rent based on the operating expense of the Facilities. Minimum rent, as defined in each lease agreement, increases by 5% each year. In addition, the lease agreements require the GWCs to transfer amounts into a capital expenditure reserve on a monthly basis. As described in Note 2, the Company funds amounts for all 29 Facilities into a capital expenditure reserve, and the GWCs reimburse the Company for amounts related to the NY Facilities (“FF&E rent”). The lease agreements require the GWCs to fund $500 per unit per year in 2011 and 2012 and provide for annual increases starting in 2013. As of December 31, 2012 and 2011, respectively, the Company had rent receivable from SRZ Tenant totaling $221,212 and $226,940 which is included in rent and working capital receivable from affiliates in the accompanying consolidated balance sheet. The Company recognizes lease income from minimum rent and FF&E rent on a straight-line basis. Deferred rent receivable in the accompanying consolidated balance sheet represents the cumulative effect of straight-lining the leases with SRZ Tenant over their non-cancelable term and is computed as the difference between income accrued on a straight-line basis and contractually due payments.

In conjunction with the 2011 Recapitalization, the Company assigned certain working capital accounts to the GWCs, affiliates of SRZ Tenant, valued at a net liability of $927,309. The Company overpaid this amount in March 2011 resulting in a receivable from the GWCs of $391,992 as of December 31, 2011 which is included in rent and working capital receivable from affiliates in the accompanying consolidated balance sheet. The Company received the $391,992 amount from the GWC’s in January 2012.

Future minimum rent to be received under non-cancelable leases in place at December 31, 2012 is as follows:

2013	$15,278,821
2014	16,094,958
2015	16,898,022
2016	408,132

Total	$48,679,933

The carrying value of properties under lease was $172,066,096 as of December 31, 2012:

Land and land improvements	$19,306,120
Building and building improvements	160,521,140
Furniture, fixtures and equipment	4,158,040
Construction in progress	71,964

184,057,264
Less accumulated depreciation	(11,991,168)

Property and equipment — net	$172,066,096

10.	SUBSEQUENT EVENTS

On January 9, 2013, Sunrise consummated the transaction with HCN and Red Fox (see Note 1).

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